PAUZE' FUNDS

        Results of Special Meeting of Shareholders on November 18, 1998
                                  (Unaudited)

A special meeting of the shareholders of the Pauze' Funds(tm) was held on November 18, 1998. Several matters were submitted for shareholder vote.

The first matter voted upon was the approval of new distribution plans pursuant to Rule 12b-1 under the Investment Company Act of 1940. The plans were approved for all classes (except Class C of the Pauze' U.S. Government Intermediate Term Bond Fund(tm), where no shares were outstanding) and the results of the voting were as follows:

Fund                               For         Against        Abstain
----                               ---         -------        -------

Pauze' U.S. Government
Total Return Bond Fund(TM)
     No Load                    7,109,827         0              0
     Class B                      124,778         0              0
     Class C                        4,421         0              0

Pauze' U.S. Government
Intermediate Term Bond Fund(TM)
     No Load                      722,488         0              0
     Class B                       69,725         0              0
     Class C                 No Eligible Votes    0              0

Pauze' U.S. Goverment
Short Term Bond Fund(TM)
     No Load                      566,066         0              0
     Class B                       10,389         0              0
     Class C                       15,952         0              0

The next matter voted upon was the ratification of the seleciton of Tait, Weller & Baker as independent accountants for the Trust for the fiscal year ending April 30, 1999. The shareholders ratified the selection and the results of the voting, presented by Fund, were as follows:

Fund                               For         Against        Abstain
----                               ---         -------        -------

Pauze' U.S. Government
Total Return Bond Fund(TM)      7,239,026         0              0

Pauze' U.S. Government
Intermediate Term Bond Fund(TM)   792,213         0              0

Pauze' U.S. Goverment
Short Term Bond Fund(TM)          592,407         0              0